Exhibit 5.3

October 20, 2017

The GEO Group, Inc.

One Park Place, Suite 700

621 Northwest 53rd Street

Boca Raton, FL 33487

Re:	Form S-3 Registration Statement of The GEO Group, Inc.

Ladies and Gentlemen:

We have acted as special Colorado counsel to B.I. Incorporated, a Colorado corporation (“BI”), Community Corrections, LLC, a Colorado limited liability company (“CC”) and Arapahoe County Residential Center, LLC, a Colorado limited liability company (“ACRC,” collectively with BI and CC the “Companies”) in connection with that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”) by The GEO Group, Inc. (“Parent”), the Companies and certain other subsidiaries of the Parent (collectively, the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offering from time to time, pursuant to Rule 415 under the Act, of (i) common stock, par value $0.01 per share, of the Parent (the “Common Stock”), (ii) preferred stock, par value $0.01 per share, of the Parent (the “Preferred Stock”), (iii) the debt securities of the Parent which may be senior or subordinated (the “Debt Securities”), (iv) guarantees of the Debt Securities by one or more of the Subsidiary Guarantors, including the Companies (the “Guarantees”), (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Guarantees or any combination thereof (the “Warrants”), and (vi) units consisting of one or more of the Common Stock, Preferred Stock, Debt Securities, Guarantees or Warrants, or any combination thereof (the “Units”) (collectively, the Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”). The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with issuing this opinion, we have reviewed originals or copies of the following documents:

(1)	the Registration Statement;

The GEO Group, Inc.

October 20, 2017

(2)	the form of Indenture for senior Debt Securities and the form of Indenture for subordinated Debt Securities (each an “Indenture” and collectively, the “Indentures”);

(3)	the Articles of Incorporation of BI, as presently in effect (the “BI Articles”);

(4)	the By-Laws of BI, as presently in effect (collectively with the BI Articles, the “BI Governing Documents”);

(5)	the Certificate of Good Standing with respect to BI issued by the Secretary of State of the State of Colorado issued October 11, 2017 (the “BI Certificate of Good Standing”);

(6)	the Articles of Organization of CC, as presently in effect (the “CC Articles”);

(7)	the Operating Agreement of CC, as presently in effect (collectively with the CC Articles, the “CC Governing Documents”);

(8)	the Certificate of Good Standing with respect to CC issued by the Secretary of State of the State of Colorado issued October 11, 2017 (the “CC Certificate of Good Standing”);

(9)	the Articles of Organization of ACRC, as presently in effect (the “ACRC Articles”);

(10)	the Operating Agreement of ACRC, as presently in effect (collectively with the ACRC Articles, the “ACRC Governing Documents”);

(11)	the Certificate of Good Standing with respect to ACRC issued by the Secretary of State of the State of Colorado issued October 11, 2017 (the “ACRC Certificate of Good Standing”); and

(12)	certain resolutions adopted by the board of directors and board of managers of the Companies relating to the Registration Statement and related matters.

The BI Governing Documents collectively with the CC Governing Documents and the ACRC Governing Documents, the “Governing Documents.”

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

The GEO Group, Inc.

October 20, 2017

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) the legal existence of each party to the Registration Statement other than the Companies; (d) the entity power of each party to the Registration Statement (other than the Companies) to execute, deliver and perform the Registration Statement and to do each other act done or to be done by such party; (e) the authorization, execution and delivery by each party (other than the Companies) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; and (f) as to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Companies.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)	Based solely on the BI Certificate of Good Standing, BI is a Colorado corporation that is validly existing and in good standing under Colorado law.

(2)	Based solely on the CC Certificate of Good Standing, CC is a Colorado limited liability company that is validly existing and in good standing under Colorado law.

(3)	Based solely on the ACRC Certificate of Good Standing, ACRC is a Colorado limited liability company that is validly existing and in good standing under Colorado law.

(4)

With respect to any Guarantees issued by the Companies, (i) the issuance and terms of any Guarantees by the Companies and the terms of the offering thereof have been (A) duly established in conformity with the applicable Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Companies, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Companies, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Companies and (B) duly authorized by proper action of the board of directors and board of managers of each of the Companies in accordance with the respective Governing Documents of such Companies, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the applicable Indenture and any supplemental indenture thereto and issued and sold as contemplated in the

The GEO Group, Inc.

October 20, 2017

Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and assuming at that time that the Companies are in good standing under the laws of Colorado, the Companies will have the corporate power and authority to execute, deliver and perform their obligations under the applicable Indenture, any supplemental indenture and the Guarantees and will have taken the required steps to authorize the execution and delivery of the applicable Indenture, any supplemental indenture and the Guarantees under the laws of the State of Colorado.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Colorado, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Akerman LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ BURNS, FIGA & WILL, P.C.

BURNS, FIGA & WILL, P.C.